DISCOVERY COMMUNICATIONS REPORTS
SECOND QUARTER 2009 RESULTS

Second Quarter 2009 Financial Highlights:

•	Adjusted OIBDA increased to $381 million

•	Net income available to Discovery stockholders increased to $183 million

•	Free Cash Flow increased to $166 million

Silver Spring, Maryland – August 4, 2009: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2009. The discussion below assumes the transaction between Discovery Holding Company (“DHC”), Discovery Communications Holding, LLC (“DCH”), and Advance/Newhouse Programming Partnership that resulted in Discovery becoming a public company, as described in the Other Items section, occurred on January 1, 2008, and as such includes 100% of Discovery’s results.

David Zaslav, Discovery’s President and Chief Executive Officer, said “Discovery’s second quarter results demonstrate our ability to execute on our business plan and strategic initiatives in a difficult operating environment. We delivered 12% ratings growth across our domestic networks and increased international subscribers 11% while offsetting our continued investment in programming with reductions to the selling, general and administrative cost base. The result was demonstrable operating leverage, with Adjusted OIBDA growth of 13% despite the challenging economy and adverse foreign currency fluctuations. At the same time, we took several strategic steps to better position the Company including partnering with Hasbro on a new children’s venture and monetizing an underutilized part of our valuable distribution platform. We also considerably strengthened our balance sheet, paying down $772 million in debt and reducing our leverage to 2.5 times, providing us additional financial flexibility. While the operating environment remains uncertain, with a strengthened balance sheet, operational momentum and sustained operating leverage, we expect to continue to deliver on our commitments to shareholders in the second half of 2009.”

Second quarter revenues of $881 million were down slightly compared with the second quarter a year ago as 2% growth at U.S. Networks was offset by a 5% decline at International Networks, primarily the result of a $34 million unfavorable impact from foreign currency fluctuations. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) grew 13% to $381 million, driven by a 11% increase at U.S. Networks partially offset by a 5% decline at International Networks due primarily to a $12 million unfavorable impact from foreign currency fluctuations. Total company Adjusted OIBDA margin increased to 43% for the second quarter from 38% for the same period a year ago.

Second quarter net income available to Discovery Communications, Inc. stockholders of $183 million ($0.43 per share) increased $140 million compared to $43 million ($0.16 per share) for the second quarter a year ago. The increased results primarily reflect the $45 million growth in Adjusted OIBDA and a net of tax gain of $46 million as a result of the sale of 50% of the Discovery Kids channel.

Free cash flow was $166 million for the second quarter, an increase of $71 million from the second quarter of 2008. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008(a) Change		2009	2008(a)	Change
Revenues:
U.S. Networks	$557	$544	2%	$1,066	$1,028	4%
International Networks	283	298	(5%)	538	564	(5%)
Commerce, Education, and Other	40	41	(2%)	89	81	10%
Corporate	1	2	(50%)	5	21	(76%)

Total Revenues	$881	$885	0%	$1,698	$1,694	0%

Adjusted OIBDA:
U.S. Networks	$330	$296	11%	$605	$554	9%
International Networks	92	97	(5%)	188	177	6%
Commerce, Education, and Other	5	(3)	NM	11	(3)	NM
Corporate	(46)	(54)	15%	(94)	(91)	(3%)

Total Adjusted OIBDA	$381	$336	13%	$710	$637	11%

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

U.S. Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Revenues:
Distribution	$247	$236	5%	$495	$460	8%
Advertising	290	288	1%	534	527	1%
Other	20	20	0%	37	41	(10%)

Total Revenues	$557	$544	2%	$1,066	$1,028	4%

Adjusted OIBDA	$330	$296	11%	$605	$554	9%
Adjusted OIBDA Margin	59%	54%		57%	54%

U.S. Networks’ revenues in the second quarter of 2009 increased 2% to $557 million primarily driven by distribution and advertising revenue growth. Distribution revenue grew 5% largely from higher rates, subscriber growth primarily from networks carried on the digital tier and lower launch-incentives amortization, offset by the absence of $5 million due to the removal of Discovery Kids from the consolidated results following the sale of 50% of the entity on May 22, 2009, and an $8 million one-time revenue item recorded in the second quarter of 2008. Adjusting for these items, distribution revenue grew 10% compared with second quarter a year ago. Advertising revenue increased 1% as a result of higher pricing and increased ratings, partially offset by lower cash sellouts due to softness in the economy.

Adjusted OIBDA increased 11% to $330 million reflecting the 2% revenue growth and a 10% decline in operating expenses as lower marketing, selling and administrative costs were partially offset by a slight increase in programming spending. Operating expenses would have declined 13% excluding $7 million of costs related to OWN incurred in the current quarter.

International Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Revenues:
Distribution	$179	$182	(2%)	$356	$360	(1%)
Advertising	78	90	(13%)	135	155	(13%)
Other	26	26	0%	47	49	(4%)

Total Revenues	$283	$298	(5%)	$538	$564	(5%)

Adjusted OIBDA	$92	$97	(5%)	$188	$177	6%
Adjusted OIBDA Margin	33%	33%		35%	31%

International Networks’ revenues for the second quarter decreased 5% to $283 million as a $34 million unfavorable impact from foreign currency fluctuations resulted in a 13% decline in advertising revenue and slightly lower distribution revenue. Excluding the impact of foreign currency fluctuations, revenues increased 7% led by 9% affiliate revenue growth, primarily from subscriber increases in Latin America, EMEA and Asia-Pacific. Advertising revenue in local currency terms was up 3% led by growth in EMEA and the UK.

Adjusted OIBDA decreased 5% to $92 million as the 5% revenue decline was partially offset by a 6% decline in operating expenses which included a content charge of $11 million in the quarter, primarily at our German operations, and $12 million unfavorable impact related to foreign exchange. Excluding the impact of foreign currency and the content charge, Adjusted OIBDA increased 21% reflecting the 7% revenue growth partially offset by 1% higher operating expenses as increased programming expenses were mostly offset by lower marketing and personnel costs.

Commerce, Education, and Other

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Revenues	$40	$41	(2%)	$89	$81	10%
Adjusted OIBDA	$5	$(3)	NM	$11	$(3)	NM

Commerce, Education and Other second quarter revenues of $40 million were slightly lower than the second quarter of 2008, as increased education revenues from higher streaming volumes was offset by lower commerce revenues as a result of the transition to a new licensing model. Adjusted OIBDA increased to $5 million as compared with a loss of $3 million a year ago as commerce operating costs declined due to lower personnel costs and the new licensing model.

Corporate

Adjusted OIBDA increased $8 million when compared to the second quarter a year ago due primarily to lower consulting costs.

FULL YEAR 2009 OUTLOOK

For the full year ended December 31, 2009, Discovery Communications, Inc., expects total revenue between $3,375 million and $3,500 million, Adjusted OIBDA between $1,350 million and $1,400 million, an increase to the bottom end of the range, and net income available to Discovery Communications, Inc. stockholders of $500 million to $600 million, increased primarily to reflect the net of tax gain on the Discovery Kids transaction. Our outlook incorporates current foreign exchange rates for revenues and expenses, the removal of Discovery Kids from our consolidated operations and current share price for mark-to-market share-based compensation calculations, while excluding the impact of OWN.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA and Free Cash Flow

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of segments based on financial measures such as revenues and Adjusted OIDBA. Adjusted OIBDA is defined as revenues less cost of revenues and selling, general and administrative expense excluding (i) mark-to-market share-based compensation expense, (ii) amortization of deferred launch incentives, (iii) restructuring and impairment charges, and (iv) gains (losses) on asset and dispositions. Management uses Adjusted OIBDA to assess the operational strength and performance of its segments and the Company as a whole. Management uses this measure to view operating results, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze operating performance of each segment using the same metric management uses and also provides investors a measure to analyze operating performance of each segment against historical data. The Company excludes mark-to-market compensation expense and restructuring and impairment charges from the calculation of Adjusted OIBDA due to their volatility or non-recurring nature. The Company also excludes the amortization of deferred launch incentive payments because these payments are infrequent and the amortization does not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operations less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders.

Because Adjusted OIBDA and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with U.S. GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

OTHER ITEMS

In May 2009, the Company completed the issuance of $500 million of indebtedness pursuant to a supplement to its Term Loan B credit agreement, referred to as Term Loan C. Net proceeds were used to repay outstanding debt.

Also in May 2009, the Company closed its sale of a 50% interest in a joint venture which holds the Discovery Kids channel. Proceeds from the sale were $300 million and as of May 22, 2009 Discovery Kids is no longer consolidated in the Company’s financial statements.

In September 2008, Discovery Holding Company, Inc. (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) closed a transaction that included the combination of DHC’s approximate 67% interest in Discovery Communications Holding, LLC (“DCH”) with Advance/Newhouse’s approximate 33% interest in DCH. In connection with the transaction, DHC spun-off its interests in Ascent Media Corporation (“AMC”) except for certain businesses that provide sound-related services, which remain with Discovery. As a result of the transaction, DHC ceased to be a reporting company and Discovery became the successor reporting entity to DHC. The attached condensed consolidated statements of operations, condensed consolidated balance sheets and condensed consolidated statements of cash flows assume the above transaction occurred as of January 1, 2008, in accordance with U.S. GAAP. Additionally, the results of AMC, with the exception of the Creative Sound Services business, have been treated as discontinued operations for 2008. AMC’s results of operations are not separately presented as discontinued operations in the condensed consolidated statements of operations because its net operating results were not significant for the three and six months ended June 30, 2008. See our Form 10-Q filed with the Securities and Exchange Commission on August 4, 2009 for a more detailed description of the transaction and for further explanation of the financial statement presentation.

The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. This recast reflects (i) the gross combined financial information of both DHC and DCH as though the transaction was consummated on January 1, 2008, (ii) adjustments to revenues and expenses to exclude amounts for AMC and (iii) the adoption of Financial Accounting Standards Board Statement No. 160, Non-controlling Interests in Consolidated Financial Statement – an Amendment of ARB No. 51.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. EDT to discuss its second quarter 2009 results. To listen to the call, visit http://www.discoverycommunications.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 25, 2009. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,”, “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2009 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications	Investor Relations

Michelle Russo (240) 662-2901 michelle—russo@discovery.com	Craig Felenstein (212) 548-5109 craig—felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; amounts in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (a) 2009		2008 (a)
Revenues:
Distribution	$426	$418	$851	$820
Advertising	368	378	669	682
Other	87	89	178	192

Total revenues	881	885	1,698	1,694
Cost of revenues, excluding depreciation and amortization listed below	257	254	510	496
Selling, general and administrative	310	370	591	621
Depreciation and amortization	40	49	78	96
Asset impairments	26	—	26	—
Exit and restructuring charges	14	4	17	4
Gain on business disposition	(252)	—	(252)	—

	395	677	970	1,217

Operating income	486	208	728	477
Interest expense	(60)	(66)	(117)	(135)
Other non-operating income, net	20	22	28	6

Income before income taxes	446	164	639	348
Provision for income taxes	(267)	(82)	(337)	(192)

Net income	179	82	302	156
Less: Net loss (income) attributable to non-controlling interests	6	(39)	2	(79)

Net income attributable to Discovery Communications, Inc.	185	43	304	77

Stock dividends to preferred interests	(2)	—	(2)	—

Net income available to Discovery Communications, Inc. stockholders	$183	$43	$302	$77

Net income per share available to Discovery Communications, Inc. stockholders:
Basic	$0.43	$0.16	$0.72	$0.28

Diluted	$0.43	$0.16	$0.71	$0.28

Weighted average number of shares outstanding:
Basic	422	282	422	282

Diluted	424	282	423	282

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; amounts in millions)

	June 30,	December 31,
	2009	2008(a)
ASSETS
Current assets:
Cash and cash equivalents	$339	$
			100
Receivables, net	759		780
Content rights, net	78		73
Prepaid expenses and other current assets	155		156

Total current assets	1,331		1,109
Noncurrent content rights, net	1,230		1,163
Property and equipment, net	410		395
Goodwill	6,439		6,891
Intangible assets, net	665		716
Other noncurrent assets	621		210

Total assets	$10,696		$10,484

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN SUBSIDIARIES, AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$564		$421
Current portion of long-term debt	421		458
Other current liabilities	242		191

Total current liabilities	1,227		1,070
Long-term debt	3,053		3,331
Other noncurrent liabilities	449		473

Total liabilities	4,729		4,874
Commitments and contingencies
Redeemable non-controlling interests in subsidiaries	49		49
Equity:
Preferred stock	2		2
Common stock	3		3
Additional paid-in capital	6,555		6,545
Accumulated deficit	(632)		(936)
Accumulated other comprehensive loss	(25)		(78)

Equity attributable to Discovery Communications, Inc.	5,903		5,536
Equity attributable to non-controlling interests	15		25

Total equity	5,918		5,561

Total liabilities, redeemable non-controlling interests in subsidiaries, and equity	$10,696		$10,484

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2009	2008(a)
OPERATING ACTIVITIES
Net income	$302	$156
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense	98	19
Depreciation and amortization	78	127
Asset impairments	26	—
Gain on business disposition	(252)	—
Gain on sale of securities	(13)	—
Deferred income taxes	15	77
Other noncash expenses, net	18	35
Changes in operating assets and liabilities, net of discontinued operations:
Receivables, net	15	(67)
Accounts payable and accrued liabilities	106	(100)
Other, net	(73)	(65)

Cash provided by operating activities	320	182
INVESTING ACTIVITIES
Purchases of property and equipment	(34)	(42)
Net cash acquired from Newhouse Transaction	—	45
Business acquisitions, net of cash acquired	—	(7)
Proceeds from business disposition	300	—
Proceeds from sales of securities	22	24
Other investing activities, net	—	2

Cash provided by investing activities	288	22
FINANCING ACTIVITIES
Net (repayments of) borrowings from revolver loans	(315)	92
Borrowings from long-term debt, net of discount and debt issuance costs	478	—
Principal repayments of long-term debt	(518)	(187)
Principal repayments of capital lease obligations	(5)	(8)
Cash distribution to non-controlling interest	(8)	—
Other financing activities, net	(3)	(9)

Cash used in financing activities	(371)	(112)
Effect of exchange rate changes on cash and cash equivalents	2	7

CHANGE IN CASH AND CASH EQUIVALENTS	239	99
Cash and cash equivalents of continuing operations, beginning of period	100	8
Cash and cash equivalents of discontinued operations, beginning of period	—	201

CASH AND CASH EQUIVALENTS, END OF PERIOD	$339	$308

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Three Months Ended June 30, 2009
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$330	$(8)	$(5)	$(2)	$225	$540
International Networks	92	(11)	(8)	—	(9)	64
Commerce, Education, and Other	5	(1)	—	—	(1)	3
Corporate	(46)	(20)	—	(52)	(3)	(121)

Total	$381	$(40)	$(13)	$(54)	$212	$486

	Three Months Ended June 30, 2008(b)
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$296	$(14)	$(10)	$(1)	$—	$271
International Networks	97	(11)	(11)	—	—	75
Commerce, Education, and Other	(3)	(3)	—	—	(4)	(10)
Corporate	(54)	(21)	—	(53)	—	(128)

Total	$336	$(49)	$(21)	$(54)	$(4)	$208

(a)	For the three months ended June 30, 2009, amount represents the pre-tax gain on the sale of Discovery Kids of $252 million as well as asset impairments of $26 million and exit and restructuring charges of $14 million. For the three months ended June 30, 2008, amount represents exit and restructuring charges.

(b)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Six Months Ended June 30, 2009
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$605	$(16)	$(11)	$(1)	$225	$802
International Networks	188	(21)	(16)	—	(10)	141
Commerce, Education, and Other	11	(2)	—	—	(1)	8
Corporate	(94)	(39)	—	(85)	(5)	(223)

Total	$710	$(78)	$(27)	$(86)	$209	$728

	Six Months Ended June 30, 2008(b)
	Adjusted
	Operating
	Income Before	Depreciation	Amortization of	Mark-to-Market
	Depreciation and	and	Deferred Launch	Share-Based		Operating
	Amortization	Amortization	Incentives	Compensation	Other (a)	Income
U.S. Networks	$554	$(28)	$(20)	$(6)	$—	$500
International Networks	177	(20)	(22)	—	—	135
Commerce, Education, and Other	(3)	(5)	—	—	(4)	(12)
Corporate	(91)	(43)	—	(12)	—	(146)

Total	$637	$(96)	$(42)	$(18)	$(4)	$477

(a)	For the six months ended June 30, 2009, amount represents the pre-tax gain on the sale of Discovery Kids of $252 million as well as asset impairments of $26 million and exit and restructuring charges of $17 million. For the six months ended June 30, 2008, amount represents exit and restructuring charges.

(b)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; amounts in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008(a) Change		2009	2008(a)	Change
Cash provided by operating activities	$180	$115	$65	$320	$182	$138
Acquisition of property and equipment	(14)	(20)	6	(34)	(42)	8

Free cash flow	$166	$95	$71	$286	$140	$146

(a)	The 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2009 financial information. See Other Items on page 4 for additional detail.

RECONCILIATION OF 2009 OUTLOOK TO GAAP MEASURES

	Full Year 2009
Net income available to Discovery Communications, Inc.	$	500	To	$	600
Interest expense, net		260	To		230
Depreciation and amortization		170	To		160
Other expense, including amortization of deferred launch		420	To		410
incentives, mark-to-market share-based compensation, asset impairment, restructuring costs, gain (loss) on business disposition gain (loss) on sale of securities, equity earnings in unconsolidated affiliates, unrealized and realized gains and losses from derivatives, income tax expense, net loss (income) attributable to non-controlling interests, and stock dividends to preferred interests

Adjusted OIBDA	$	1,350	To	$	1,400

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; amounts in millions)

BORROWINGS
As of
June 30, 2009
$1.0 billion Term Loan A, due quarterly December 2008 to October 2010	$428
$1.5 billion Term Loan B, due quarterly September 2007 to May 2014	1,470
$500 million Term Loan C, due quarterly June 2009 to May 2014	499
$1.6 billion Revolving Loan, due October 2010	—
7.45% Senior Notes, semi-annual interest, due September 2009	55
8.37% Senior Notes, semi-annual interest, due March 2011	220
8.13% Senior Notes, semi-annual interest, due September 2012	235
Floating Rate Senior Notes, semi-annual interest, due December 2012 (2.0% at June 30, 2009)	90
6.01% Senior Notes, semi-annual interest, due December 2015	390
Obligations under capital leases	98
Other notes payable	1

Total debt outstanding	3,486
Unamortized discount	(12)

Total debt outstanding, net	3,474

Current portion	(421)

Long-term debt	$3,053

SHARE—BASED COMPENSATION
	As of June 30, 2009
	Total Units	Weighted	Vested Units	Weighted
Long-Term	Outstanding	Average	Outstanding	Average
Incentive Plans	(in millions)	Exercise Price	(in millions)	Exercise Price
Discovery Appreciation Plan	17.4	$18.84	0.1	$21.64
Stock Appreciation Rights	4.2	14.44	1.3	14.39
Stock options	18.4	15.36	2.7	14.06

Total share-based compensation plans	40.0	$16.78	4.1	$14.35

NET OF TAX GAIN RECONCILIATION FOR DISCOVERY KIDS TRANSACTION
Pre-tax gain on sale of 50% of Discovery Kids	$252
Tax recorded on book gain	(93)
Tax recorded on goodwill allocated to the 50% of Discovery Kids sold	(81)
Tax recorded on step-up of book value for the retained 50% of Discovery Kids	(32)

Net of tax gain	$46